Exhibit 99.1

ALLIED WORLD REPORTS 53% GROWTH IN UNDERWRITING INCOME

FOR THE THIRD QUARTER 2013

•	Diluted book value per share of $99.16, an increase of 3.1% from June 30, 2013

•	Combined ratio of 84.2%, compared with 88.1% a year ago

•	Gross premiums written increased 15.2% compared to the third quarter 2012

•	Net favorable reserve development on prior loss years of $61.5 million versus $56.2 million a year ago

•	The company repurchased $40.6 million of its common shares during the third quarter 2013

ZUG, Switzerland--(BUSINESS WIRE)-- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $122.8 million, or $3.54 per diluted share, for the third quarter of 2013 compared to net income of $219.6 million, or $6.00 per diluted share, for the third quarter of 2012. Net income for the nine months ended September 30, 2013 was $280.0 million, or $7.97 per diluted share, compared to net income of $534.2 million, or $14.28 per diluted share, for the first nine months of 2012.

The company reported operating income of $101.8 million, or $2.93 per diluted share, for the third quarter of 2013, compared to operating income of $79.2 million, or $2.16 per diluted share, for the third quarter of 2012. Operating income for the nine months ended September 30, 2013 was $289.5 million, or $8.24 per diluted share, compared to operating income of $258.0 million, or $6.90 per diluted share, for the first nine months of 2012.

President and Chief Executive Officer Scott Carmilani commented, “Once again, Allied World delivered an excellent underwriting performance. We benefitted from profitable growth across our well balanced, niche book of business amid an attractive rate environment. The improved investment environment also contributed to diluted book value per share growth of over 3% for the quarter.”

Third Quarter Summary (in thousands, except per share amounts) (Unaudited)

	Three months ended September 30,		Diluted per share
	2013	2012	2013	2012

Net income	$ 122,843	$ 219,647	$ 3.54	$ 6.00
Add after tax effect of:
Net realized investment gains	(25,395)	(141,451)	(0.73)	(3.86)
Foreign exchange loss	4,353	1,023	0.12	0.02

Operating income	$ 101,801	$ 79,219	$ 2.93	$ 2.16

Third Quarter Operating Results

•	Gross premiums written were $580.9 million, a 15.2% increase compared to $504.4 million in the third quarter of 2012. This was attributable to growth across all three segments. U.S. Insurance grew by 17.3% helped by new business across existing lines including general casualty and programs, contributions from newer lines including primary construction, and premium rate increases across all lines of business; International grew by 9.5% in part due to new aviation business and from growth in professional liability lines across the European and Bermuda platforms; Reinsurance grew by 16.1% driven by new business in the specialty line.

•	Net premiums written were $453.1 million, a 15.7% increase compared to $391.5 million in the third quarter of 2012.

•	Net premiums earned were $510.8 million, a 15.8% increase compared to $441.0 million in the third quarter of 2012.

•	Underwriting income was $80.1 million, a 52.9% increase compared to $52.4 million in the third quarter of 2012 due to higher premiums earned as well as a fewer losses.

•	The combined ratio was 84.2% compared to 88.1% in the third quarter of 2012 primarily due to a lower reported loss ratio offset by a slightly higher expense ratio.

•	The loss and loss expense ratio was 54.2% in the third quarter of 2013 compared to 58.7% in the prior year. During the third quarter of 2013, the company recorded net favorable reserve development on prior loss years of $61.5 million, a benefit of 12.0 percentage points to the loss and loss expense ratio, compared to $56.2 million a year ago, a benefit of 12.7 percentage points.

•	Excluding prior year reserve adjustments, the loss and loss expense ratio for the third quarter of 2013 was 66.2% compared to 71.4% for the third quarter of 2012.

•	The company experienced no catastrophe losses for the quarter ended September 30, 2013.

•	The company’s expense ratio was 30.0% for the third quarter of 2013 compared to 29.4% for the third quarter of 2012. The increase was largely driven by higher accruals for performance based compensation, the impact of a higher share price in the quarter on the stock compensation accrual, as well as increased headcount.

Investment Results

•	The total return on the company’s investment portfolio for the three months ended September 30, 2013 was 0.8% compared to 2.2% for the three months ended September 30, 2012.

•	The decrease in total return is primarily due to realized and unrealized gains being much lower in the third quarter of 2013 than in the third quarter of 2012.

•	See the table below for the components of our investment returns:

(Expressed in millions of U.S. Dollars)	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net investment income	$ 39.3	$ 39.1	$ 110.3	$ 128.8
Net realized investment gains (losses)	27.5	149.8	(8.1)	292.0
Change in unrealized losses	-	-	-	(15.4)

Net investment income, realized gains and unrealized gains	$ 66.8	$ 188.9	$ 102.2	$ 405.4

Average invested assets	$ 8,522.7	$ 8,449.4	$ 8,534.9	$ 8,332.5
Financial statement portfolio return	0.8%	2.2%	1.2%	4.9%

Note: net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis

Shareholders’ Equity

•	As of September 30, 2013, the company’s total shareholders’ equity was $3,443.9 million, compared to $3,326.3 million as of December 31, 2012.

•	As of September 30, 2013, diluted book value per share was $99.16, an increase of 3.1% compared to $96.18 as of June 30, 2013, and an increase of 7.1% compared to $92.59 as of December 31, 2012.

Capital Management

•	During the third quarter of 2013, the company repurchased 427,388 of its common shares through its share repurchase program in the open market at an average price of $94.93 per share and an aggregate cost of $40.6 million.

•	In May 2013, the company’s shareholders approved a quarterly dividend equal to $0.50 per share. The first dividend was paid on July 3, 2013 to shareholders of record on June 25, 2013 while the second dividend was paid on October 3, 2013 to shareholders of record on September 24, 2013. The two remaining dividends are anticipated to be paid on January 2, 2014 and April 3, 2014.

Supplementary Information

Allied World will be providing a Financial Supplement relating to third quarter 2013 and an Investment Supplement as of September 30, 2013. This information will be available in the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Allied World will host a conference call on Thursday, October 24, 2013 at 9:00 a.m. (Eastern Time) to discuss the results for the third quarter ended September 30, 2013. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. and Canada callers) or (412) 317-6061 (international callers) and entering the passcode 4405281 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Friday, November 8, 2013 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10034009. In addition, the webcast will remain available online through Friday, November 8, 2013 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues:

Gross premiums written	$580,893	$504,420	$2,183,174	$1,832,219
Premiums ceded	(127,816)	(112,883)	(453,823)	(357,019)

Net premiums written	453,077	391,537	1,729,351	1,475,200
Change in unearned premiums	57,696	49,480	(248,079)	(202,546)

Net premiums earned	510,773	441,017	1,481,272	1,272,654

Net investment income	39,271	39,121	110,294	128,781
Net realized investment gains (losses)	27,487	149,813	(8,074)	292,057

Total revenues	577,531	629,951	1,583,492	1,693,492

Expenses:
Net losses and loss expenses	276,970	258,948	807,276	724,530
Acquisition costs	65,114	51,086	186,416	149,812
General and administrative expenses	88,553	78,572	251,818	222,917
Amortization of intangible assets	633	633	1,900	1,900
Interest expense	14,094	13,822	42,416	41,579
Foreign exchange loss (gain)	4,353	1,023	7,361	(77)

Total expenses	449,717	404,084	1,297,187	1,140,661

Income before income taxes	127,814	225,867	286,305	552,831
Income tax expense	4,971	6,220	6,332	18,677

NET INCOME	$122,843	$219,647	$279,973	$534,154

PER SHARE DATA:

Basic earnings per share	$3.61	$6.16	$8.15	$14.68

Diluted earnings per share	$3.54	$6.00	$7.97	$14.28

Weighted average common shares outstanding	33,991,359	35,652,768	34,340,227	36,379,514
Weighted average common shares and common share equivalents outstanding	34,728,193	36,616,734	35,131,092	37,393,093

Dividends paid per share	$0.500	$0.750	$0.875	$1.500

A dividend of $0.50 was also paid on October 3, 2013 to shareholders of record on September 24, 2013.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

ASSETS:	As of September 30, 2013	As of December 31, 2012

Fixed maturity investments trading, at fair value	$6,047,883	$6,626,454
Equity securities trading, at fair value	708,929	523,949
Other invested assets	905,025	783,534

Total investments	7,661,837	7,933,937
Cash and cash equivalents	1,210,564	865,364
Insurance balances receivable	740,112	510,532
Funds held	375,131	336,368
Prepaid reinsurance	327,052	277,406
Reinsurance recoverable	1,226,034	1,141,110
Accrued investment income	25,471	29,135
Net deferred acquisition costs	145,951	108,010
Goodwill	268,376	268,376
Intangible assets	49,464	51,365
Balances receivable on sale of investments	237,031	418,879
Net deferred tax assets	41,832	25,580
Other assets	68,665	63,884

Total assets	$12,377,520	$12,029,946

LIABILITIES:

Reserve for losses and loss expenses	$5,780,781	$5,645,549
Unearned premiums	1,515,746	1,218,021
Reinsurance balances payable	193,643	136,264
Balances due on purchases of investments	497,974	759,934
Senior notes	798,426	798,215
Dividends payable	16,952	—
Accounts payable and accrued liabilities	130,070	145,628

Total liabilities	8,933,592	8,703,611

SHAREHOLDERS’ EQUITY:

Common shares, 2013: par value CHF 12.30 per share and 2012: par value CHF 12.64 per share (2013: 34,972,795; 2012: 36,369,868 shares issued and 2013: 33,814,920; 2012: 34,797,781 shares outstanding)	424,837	454,980
Treasury shares, at cost (2013: 1,157,875; 2012: 1,572,087)	(85,845)	(113,818)
Retained earnings	3,104,936	2,985,173

Total shareholders’ equity	3,443,928	3,326,335

Total liabilities and shareholders’ equity	$12,377,520	$12,029,946

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

Quarter Ended September 30, 2013	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$308,709	$132,881	$139,303	$580,893
Net premiums written	238,792	75,632	138,653	453,077
Net premiums earned	207,602	87,554	215,617	510,773
Net losses and loss expenses	(141,222)	(31,094)	(104,654)	(276,970)
Acquisition costs	(28,426)	282	(36,970)	(65,114)
General and administrative expenses	(41,616)	(26,450)	(20,487)	(88,553)

Underwriting (loss) income	(3,662)	30,292	53,506	80,136
Net investment income				39,271
Net realized investment gains				27,487
Amortization of intangible assets				(633)
Interest expense				(14,094)
Foreign exchange loss				(4,353)

Income before income taxes				$127,814

GAAP Ratios:
Loss and loss expense ratio	68.0%	35.5%	48.5%	54.2%
Acquisition cost ratio	13.7%	(0.3%)	17.1%	12.7%
General and administrative expense ratio	20.0%	30.2%	9.5%	17.3%

Combined ratio	101.7%	65.4%	75.1%	84.2%

Quarter Ended September 30, 2012	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$263,129	$121,315	$119,976	$504,420
Net premiums written	200,779	71,199	119,559	391,537
Net premiums earned	173,948	85,329	181,740	441,017
Net losses and loss expenses	(109,111)	(15,099)	(134,738)	(258,948)
Acquisition costs	(22,696)	266	(28,656)	(51,086)
General and administrative expenses	(37,388)	(22,920)	(18,264)	(78,572)

Underwriting income	4,753	47,576	82	52,411
Net investment income				39,121
Net realized investment gains				149,813
Amortization of intangible assets				(633)
Interest expense				(13,822)
Foreign exchange loss				(1,023)

Income before income taxes				$225,867

GAAP Ratios:
Loss and loss expense ratio	62.7%	17.7%	74.1%	58.7%
Acquisition cost ratio	13.0%	(0.3%)	15.8%	11.6%
General and administrative expense ratio	21.5%	26.9%	10.0%	17.8%

Combined ratio	97.2%	44.3%	99.9%	88.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

Nine Months Ended September 30, 2013	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$872,024	$453,990	$857,160	$2,183,174
Net premiums written	652,464	259,771	817,116	1,729,351
Net premiums earned	593,477	258,809	628,986	1,481,272
Net losses and loss expenses	(398,910)	(90,997)	(317,369)	(807,276)
Acquisition costs	(78,824)	1,489	(109,081)	(186,416)
General and administrative expenses	(119,514)	(75,374)	(56,930)	(251,818)

Underwriting (loss) income	(3,771)	93,927	145,606	235,762
Net investment income				110,294
Net realized investment losses				(8,074)
Amortization of intangible assets				(1,900)
Interest expense				(42,416)
Foreign exchange loss				(7,361)

Income before income taxes				$286,305

GAAP Ratios:
Loss and loss expense ratio	67.2%	35.2%	50.5%	54.5%
Acquisition cost ratio	13.3%	(0.6%)	17.3%	12.6%
General and administrative expense ratio	20.1%	29.1%	9.1%	17.0%

Combined ratio	100.6%	63.7%	76.9%	84.1%

Nine Months Ended September 30, 2012	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$733,314	$418,498	$680,407	$1,832,219
Net premiums written	551,286	255,150	668,764	1,475,200
Net premiums earned	490,091	247,805	534,758	1,272,654
Net losses and loss expenses	(309,889)	(75,432)	(339,209)	(724,530)
Acquisition costs	(63,918)	1,376	(87,270)	(149,812)
General and administrative expenses	(103,162)	(66,969)	(52,786)	(222,917)

Underwriting income	13,122	106,780	55,493	175,395
Net investment income				128,781
Net realized investment gains				292,057
Amortization of intangible assets				(1,900)
Interest expense				(41,579)
Foreign exchange gain				77

Income before income taxes				$552,831

GAAP Ratios:
Loss and loss expense ratio	63.2%	30.4%	63.4%	56.9%
Acquisition cost ratio	13.0%	(0.6%)	16.3%	11.8%
General and administrative expense ratio	21.0%	27.0%	9.9%	17.5%

Combined ratio	97.2%	56.8%	89.6%	86.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$122,843	$219,647	$279,973	$534,154
Add after tax effect of:
Net realized investment (gains) losses	(25,395)	(141,451)	2,160	(276,035)
Foreign exchange loss (gain)	4,353	1,023	7,361	(77)

Operating income	$101,801	$79,219	$289,494	$258,042

Weighted average common shares outstanding:
Basic	33,991,359	35,652,768	34,340,227	36,379,514
Diluted	34,728,193	36,616,734	35,131,092	37,393,093

Basic per share data:
Net income	$3.61	$6.16	$8.15	$14.68
Add after tax effect of:
Net realized investment (gains) losses	(0.75)	(3.97)	0.06	(7.59)
Foreign exchange loss (gain)	0.13	0.03	0.22	—

Operating income	$2.99	$2.22	$8.43	$7.09

Diluted per share data:
Net income	$3.54	$6.00	$7.97	$14.28
Add after tax effect of:
Net realized investment (gains) losses	(0.73)	(3.86)	0.06	(7.38)
Foreign exchange loss (gain)	0.12	0.02	0.21	—

Operating income	$2.93	$2.16	$8.24	$6.90

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of September 30, 2013	As of December 31, 2012	As of September 30, 2012
Price per share at period end	$99.39	$78.80	$77.25

Total shareholders’ equity	$3,443,928	$3,326,335	$3,435,786

Basic common shares outstanding	33,814,920	34,797,781	35,402,558

Add: unvested restricted share units	83,240	135,123	179,986

Add: performance based equity awards	270,853	485,973	508,130

Add: employee share purchase plan	15,320	10,750	5,925

Add: dilutive options/warrants outstanding	1,050,832	1,224,607	1,306,837
Weighted average exercise price per share	$47.77	$47.02	$46.14
Deduct: options bought back via treasury method	(505,057)	(730,652)	(780,502)

Common shares and common share equivalents outstanding	34,730,108	35,923,582	36,622,934

Basic book value per common share	$101.85	$95.59	$97.05
Diluted book value per common share	$99.16	$92.59	$93.82

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Opening shareholders’ equity	$3,373,229	$3,283,901	$3,326,335	$3,149,022
Deduct: accumulated other comprehensive income	—	(1,414)	—	(14,484)

Adjusted opening shareholders’ equity	3,373,229	3,282,487	3,326,335	3,134,538

Closing shareholders’ equity	$3,443,928	$3,435,786	$3,443,928	$3,435,786
Deduct: accumulated other comprehensive income	—	(1,385)	—	(1,385)

Adjusted closing shareholders’ equity	3,443,928	3,434,401	3,443,928	3,434,401

Average shareholders’ equity	$3,408,579	$3,358,444	$3,385,132	$3,284,470

Net income available to shareholders	$122,843	$219,647	$279,973	$534,154
Annualized net income available to shareholders	491,372	878,588	373,297	712,205

Annualized return on average shareholders’ equity - net income available to shareholders	14.4%	26.2%	11.0%	21.7%

Operating income available to shareholders	$101,801	$79,219	$289,494	$258,042
Annualized operating income available to shareholders	407,204	316,876	385,992	344,056

Annualized return on average shareholders’ equity - operating income available to shareholders	11.9%	9.4%	11.4%	10.5%

Media:

Noelle Campbell

Manager, Corporate Communications

+1-646-794-0544

Noelle.campbell@awacservices.com

OR

Faye Cook

SVP, Marketing & Communications

+1-441-278-5406

Faye.cook@awac.com

Investors:

Sarah Doran

SVP, Investor Relations and Treasurer

+1-646-794-0590

Sarah.doran@awac.com

Website: www.awac.com